EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Closes First Tranche of Private Placement Financing

Coeur d’Alene, Idaho – November 7, 2017 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) has received conditional approval from the TSX Venture Exchange for its private placement and has closed the first tranche of the previously announced non-brokered private placement (the “Offering”) by issuing 2,290,867 units (“Units”) for a total of US$687,260.  A second tranche is expected to close by mid-November.

The Offering, which was initially announced on October 12, 2017, consists of up to 4,166,667 Units at a price of US$0.30 per Unit for a total of up to US$1,250,000, with an over-allotment option to increase the Offering by up to 20%.  Each Unit consists of one share of common stock of the Company and one common share purchase warrant (each a “Warrant”) (together the “Securities”), with each Warrant exercisable to acquire an additional share of common stock of the Company at a price of US$0.45 per share until the warrant expiration date of October 31, 2022.

The Offering is being completed under Rule 506(b) of Regulation D promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”) solely to persons who qualify as accredited investors and in accordance with applicable Canadian securities laws.

The Company intends to use the net proceeds of the Offering for working capital, costs associated with property and claim maintenance, and exploration expenses. In connection with this tranche of the Offering, cash finder’s fees of 7% were paid to certain eligible finders in the amount of US$41,548.

The Securities offered in the Offering have not been registered under the Securities Act or the securities laws of any state of the United States and may not be offered or sold in the United States absent such registration or an applicable exemption from such registration requirements.  This press release does not constitute an offer to sell or a solicitation of an offer to buy securities nor shall there be any sale of the securities referenced herein in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. The securities referenced herein have not been approved or disapproved by any regulatory authority.  The Securities are subject to legal restrictions on transfer and resale and investors should not assume they will be able to resell their securities. Securities issued to investors in Canada are subject to a four month hold period in accordance with Canadian securities laws. Investing in the Securities involves risk, and investors should be able to bear the loss of their investment.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its Talapoosa project in Lyon County where the Company has completed and disclosed a positive preliminary economic assessment.  Timberline also controls the 23 square-mile Eureka project lying on the Battle Mountain-Eureka gold trend.  At Eureka, the Company continues to advance its Lookout Mountain and Windfall project areas.  Exploration potential occurs within three separate structural-stratigraphic trends defined by distinct geochemical gold anomalies.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former producers.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the total amount to be raised, pricing, anticipated timing for the closing of additional tranches of the financing and other terms of the Offering, completion of a second tranche of the Offering, exercise of over-allotment option, the use of proceeds, payment of finder’s fees or consulting fees, advancement of projects, and exploration potential.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2016.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com